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                                                                      Exhibit 11

                             PALMER WIRELESS, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                                   Years Ended December 31,
                                            -------------------------------------------------------------------
                                                 1992          1993         1994          1995         1996
                                                 ----          ----         ----          ----         ----
Number of shares of common stock
     outstanding at beginning of the
     period                                        17,993       17,993        17,993       18,000       23,389

Weighted average number of shares of
     common stock issued during the
     period                                          ----         ----             7        4,179        2,701

Weighted average number of shares of
     common stock from stock options
     using the treasury stock method                 ----         ----          ----          148          149

Weighted average number of shares of
     common stock purchased for the
     treasury during the period                      ----         ----          ----         ----        (107)
                                                ---------     --------       -------      -------      -------
Weighted average number of shares of
     common stock outstanding during
     the period                                    17,993       17,993        18,000       22,327       26,132
                                                =========     ========       =======      =======      =======
Net income (loss)                               $ (12,228)    $ (7,352)      $ 1,662      $   954      $ 4,682
                                                =========     ========       =======      =======      =======

Earnings (loss) per common share                $    (.68)    $   (.41)      $   .09      $   .04      $   .18
                                                =========     ========       =======      =======      =======